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                                   EXHIBIT 8.1

                        LIST OF SIGNIFICANT SUBSIDIARIES

     The table below sets forth our significant subsidiaries, all of which are 100% owned by James Hardie Industries N.V., either directly or indirectly.

                                                         JURISDICTION OF
NAME OF COMPANY                                           ESTABLISHMENT
---------------                                          ---------------
James Hardie 117 Pty Ltd.                                   Australia
James Hardie Aust Holdings Pty Ltd.                         Australia
James Hardie Austgroup Pty Ltd.                             Australia
James Hardie Australia Management Pty Ltd.                  Australia
James Hardie Australia Pty Ltd.                             Australia
James Hardie Building Products Inc.                       United States
James Hardie Europe B.V.                                   Netherlands
James Hardie Fibre Cement Pty Ltd.                          Australia
James Hardie International Finance B.V.                    Netherlands
James Hardie International Finance Holdings Sub I B.V      Netherlands
James Hardie International Finance Holdings Sub II B.V     Netherlands
James Hardie International Holdings B.V.                   Netherlands
James Hardie N.V.                                          Netherlands
James Hardie New Zealand Limited                           New Zealand
James Hardie Philippines Inc.                              Philippines
James Hardie Research (Holdings) Pty Ltd.                   Australia
James Hardie U.S. Investments Sierra Inc.                 United States
N.V. Technology Holdings A Limited Partnership              Australia
RCI Pty Ltd.                                                Australia